UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2006

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda (State or Other Jurisdiction of Incorporation)	0-30877 (Commission File Number)	77-0481679 (I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(Address of principal executive offices)

(441) 296-6395

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01               Other Events.

                Marvell Technology Group Limited (the “Company”) has received a letter of informal inquiry from the Securities and Exchange Commission requesting certain documents relating to the Company’s stock option grants and practices.  The Company has also received a grand jury subpoena from the office of the United States Attorney for the Northern District of California requesting substantially similar documents.  The Company intends to cooperate fully with both requests.

                At the direction of the Company’s Board of Directors, a special committee of the Board has commenced an internal review, assisted by outside legal counsel, relating to past stock option grants, the timing of such grants and related accounting matters.

                The Company also announced that a purported shareholder derivative action was filed in the United States District Court for the Northern District of California.  This lawsuit names the Company as a nominal defendant and a number of the Company’s current and former directors and officers as defendants.  The lawsuit seeks to recover damages purportedly sustained by the Company in connection with its option granting processes, and seeks certain corporate governance and internal control changes.  The Company does not intend to file additional current reports on Form 8-K describing future, similar lawsuits, if any, that may be filed against the Company or its personnel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 3, 2006

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ George A. Hervey
George A. Hervey
Vice President of Finance and
Chief Financial Officer